UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 19, 2016

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)On May 19, 2016, Viad Corp (the “Company”) held an annual meeting of its shareholders.

(b)The following proposals are described in detail in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 4, 2016. The number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each matter voted upon are set forth below.

Proposal One: Election of Directors. The Company’s shareholders reelected all director nominees in an uncontested election.

Nominee	For	Against	Abstain	Broker Non-Votes
Andrew B. Benett	16,497,783	104,144	41,995	1,132,930
Isabella Cunningham	16,434,878	168,163	40,881	1,132,930
Steven W. Moster	16,495,075	108,639	40,208	1,132,930

Proposal Two: Ratification of Viad’s Independent Public Accountants for 2016. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants to audit the accounts of the Company and its subsidiaries for the 2016 fiscal year was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
17,686,468	80,843	9,541	0

Proposal Three: Advisory Approval of Named Executive Officer Compensation. A proposal relating to an advisory resolution on the compensation of the Company’s named executive officers was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
16,406,913	216,367	20,642	1,132,930

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

May 20, 2016	By:	/s/ Deborah J. DePaoli
Name: Deborah J. DePaoli
Title: General Counsel and Secretary